Exhibit 99.1

March 8, 2006

News Release

Source: EnXnet, Inc.

EnXnet, Inc. Expands World Wide Patent Protection To Non-PCT Member, Argentina, For ThinDisc(tm) Technology

Tulsa, Okla-(BUSINESS WIRE)-March 8, 2006 EnXnet, Inc. (OTCBB:EXNT; German WKN# AOHMDW)-news)-announces it has filed for Patent rights with the Argentinean Patent Office for its ThinDisc(tm) patent filed in March 2005 with the United States Patent Office and internationally under the (PCT) Patent Cooperation Treaty in February 2006.

EXNT felt it important to expand the patent protection to Latin America because of the vast potential for the products that can be marketed and sold utilizing the ThinDisc(tm) technology. This filing solidifies EXNT's intellectual property rights in Latin America and will allow for the Company to build a real presence in this area beyond the manufacturing capabilities that EXNT has in South America. Argentina is not a member of the Patent Cooperation Treaty (PCT), therefore it requires a separate filing to maintain Patent rights in Argentina.

Ryan Corley, President of EnXnet, Inc., stated: "It is very important to maintain our intellectual property rights in the various international markets due to the rapid growth and widespread acceptance of stored value cards worldwide. We are moving to expand our protection to all of these additional markets because awareness of our technology and the resultant products is expanding so quickly in the market place."

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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Contact:

Ryan Corley
EnXnet, Inc.
11333 E. Pine Street
Suite 75
Tulsa, OK 74116
918-592-0015
Fax: 918-592-0016
investor@enxnet.com
www.enxnet.com

or
For Investor Relations:
Blue-Sky Solutions, LLC
Stephanie Soleas, 877-4-BLUE-IR
exnt@blueskyir.com